As filed with the Securities and Exchange Commission on December 6, 2013
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

LADENBURG THALMANN FINANCIAL

SERVICES INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	65-0701248
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4400 Biscayne Boulevard, 12th Floor

Miami, Florida 33137

(305) 572-4100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Richard J. Lampen

President and Chief Executive Officer

Ladenburg Thalmann Financial Services Inc.

4400 Biscayne Boulevard, 12th Floor

Miami, Florida 33137

(305) 572-4100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Bradley D. Houser, Esq.

Akerman LLP

One Southeast Third Avenue, 25th Floor

Miami, Florida 33131

(305) 374-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common stock, par value $0.0001 per share
Preferred stock, par value $0.0001 per share
Depositary Shares
Debt securities
Warrants
Rights
Purchase contracts
Units
Total	$400,000,000		$400,000,000	$51,520

(1)	Information as to each class of security has been omitted pursuant to General Instruction II.D to Form S-3 under the Securities Act of 1933 (the “Securities Act”). An unspecified aggregate initial offering price and number or amount of the securities of each identified class of securities is being registered for possible offering in primary or secondary offerings from time to time at indeterminate prices. The proposed maximum offering price per security will be determined from time to time by the registrant in connection with, and at the time of, offering by the registrant of the securities registered hereby. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are offered in units. Securities may be denominated in U.S. dollars or the equivalent thereof in foreign currency or currency units.

(2)	Estimated solely for purposes of calculating the registration fee under Rule 457 of the Securities Act and exclusive of accrued interest, distributions and dividends, if any. Includes an indeterminate amount of our securities as may be issued upon conversion of debt securities, shares of preferred stock or warrants registered under this registration statement. In addition, pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. The aggregate maximum offering price of all securities issued pursuant to this registration statement shall not have a maximum aggregate offering price that exceeds $400,000,000 in U.S. dollars or the equivalent at the time of offering in any other currency.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED December 6, 2013

PROSPECTUS

LADENBURG THALMANN FINANCIAL

SERVICES INC.

$400,000,000

Common stock
Preferred stock

Depositary Shares
Debt securities
Warrants
Rights
Purchase contracts
Units

From time to time, we may offer the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering. The aggregate initial offering price of all securities sold under this prospectus will not exceed $400,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide the specific terms of such securities in a supplement to this prospectus, including the specific plan of distribution for such sale of securities. Prospectus supplements may also add, update or change information in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by an applicable prospectus supplement.

We may offer and sell the securities directly, through agents we select from time to time, or to or through underwriters or dealers we select, or through a combination of these methods, including Ladenburg Thalmann & Co. Inc., one of our broker-dealer subsidiaries. If we use any agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Our common stock, par value $0.0001 per share, and 8.00% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) are currently traded on the NYSE MKT LLC (“NYSE MKT”) under the symbols “LTS” and “LTS PrA,” respectively.

Other than for our common stock and Series A Preferred Stock, there currently is no market for the other securities we may offer.

Investing in our securities involves a high degree of risk. Please read carefully the section titled “Risk Factors” beginning on page 6 of this prospectus, the “Risk Factors” section contained in the applicable prospectus supplement and the other information included in and incorporated by reference in this prospectus and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2013

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
INFORMATION WE INCORPORATE BY REFERENCE	2
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
PROSPECTUS SUMMARY	4
RISK FACTORS	6
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS	7
USE OF PROCEEDS	8
DESCRIPTION OF CAPITAL STOCK	9
DESCRIPTION OF DEPOSITARY SHARES	11
DESCRIPTION OF DEBT SECURITIES	15
DESCRIPTION OF WARRANTS	24
DESCRIPTION OF RIGHTS	26
DESCRIPTION OF PURCHASE CONTRACTS	27
DESCRIPTION OF UNITS	28
PLAN OF DISTRIBUTION	29
LEGAL MATTERS	31
EXPERTS	31

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”). Under this shelf registration statement, we may offer up to $400,000,000 in aggregate offering price of any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, process and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. You should read carefully both this prospectus, any prospectus supplement and any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us, together with additional information described under the heading “Where You Can Find More Information” and "Information Incorporated by Reference."

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on their respective covers, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making offers to sell, or soliciting offers to buy, the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

References in this prospectus to the terms “we,” “us,” “our,” “the Company” or other similar terms mean Ladenburg Thalmann Financial Services Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus is part of a registration statement that we filed with the SEC, and it does not contain all the information contained in the registration statement and the exhibits to the registration statement. You may read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement of which this prospectus forms a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants such as us that file electronically with the SEC. These documents may also be accessed on our web site at www.ladenburg.com under the heading “Investors.” Information contained on our web site is not incorporated by reference into this prospectus, and you should not consider information contained on our web site to be part of this prospectus or the registration statement of which this prospectus forms a part.

This prospectus and any prospectus supplement are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or will be filed through an amendment to such registration statement or under cover of a current report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will automatically update and supersede the information included or incorporated by reference in this prospectus. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 18, 2013, including the portions of our proxy statement on Schedule 14A for our 2013 Annual Meeting of Shareholders filed with the SEC on April 10, 2013 that are incorporated by reference into our annual report on Form 10-K for the fiscal year ended December 31, 2012;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, filed on May 9, 2013, June 30, 2013, filed on August 7, 2013, and September 30, 2013, filed on November 6, 2013;

•	our Current Reports on Form 8-K filed on January 20, 2012 (an amendment on Form 8-K/A), February 4, 2013, February 15, 2013, March 8, 2013, May 15, 2013, May 24, 2013, May 31, 2013, June 25, 2013, and August 16, 2013;

•	the description of our common stock contained in our registration statement on Form 8-A (File No. 001-15799) filed with the SEC on April 5, 2000, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description; and

•	the description of our Series A Preferred Stock contained in our registration statement on Form 8-A (File No. 001-15799) filed with the SEC on May 24, 2013, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01 or 9.01 of Form 8-K and any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein) prior to the termination of the offerings under this prospectus and any prospectus supplement (including each such document filed by us prior to the effectiveness of the registration statement of which this prospectus forms a part).

Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Each person, including any beneficial owner, to whom a prospectus is delivered, may obtain a copy of any of the information that has been incorporated by reference in this prospectus, without charge, by written or oral request directed to Ladenburg Thalmann Financial Services Inc., Attention: Investor Relations, 4400 Biscayne Boulevard, 12th Floor, Miami, Florida 33137, (305) 572-4100.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements describe our current views with respect to future events and financial and operating performance. Statements which include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “may,” “will,” “continue,” “further,” “seek” and similar words or statements of a future or forward-looking nature identify forward-looking statements. These statements are only our predictions and are based on our current expectations, assumptions and estimates about us and our industry. Forward-looking statements involve risks and uncertainties, and our actual results could differ materially from those contained in forward-looking statements for many reasons, including the risks and uncertainties referred to under the caption “Risk Factors” below and appearing elsewhere in this prospectus, including those described in documents incorporated by reference herein, and those described in any applicable prospectus supplement. We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. If any of the risks or uncertainties referred to under the caption “Risk Factors” below and appearing elsewhere in this prospectus, including those described in documents incorporated by reference herein, and those described in any applicable prospectus supplement materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express or imply by any of our forward-looking statements. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. Except as required by applicable laws, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan and assume no obligation to publicly update or revise any forward-looking statements contained herein after the date of this prospectus, whether as a result of any new information, future events or otherwise.

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PROSPECTUS SUMMARY

The Company

We are engaged in independent brokerage and advisory services, investment banking, equity research, institutional sales and trading, asset management services and trust services through our principal subsidiaries, Securities America, Inc. (collectively with related companies, “Securities America”), Triad Advisors, Inc. (“Triad”), Investacorp, Inc. (collectively with related companies, “Investacorp”), Ladenburg Thalmann & Co. Inc. (“Ladenburg”), Ladenburg Thalmann Asset Management Inc. (“LTAM”) and Premier Trust, Inc. (“Premier Trust”). We are committed to establishing a significant presence in the financial services industry by meeting the varying investment needs of our clients.

Through our acquisitions of Securities America in November 2011, Triad in August 2008 and Investacorp in October 2007, we have established a leadership position in the independent broker-dealer industry. During the past decade, this has been one of the fastest growing segments of the financial services industry. With approximately 2,700 financial advisors located in 50 states, we have become one of the approximately 10 largest independent broker-dealer networks. We believe that we have the opportunity through acquisitions, recruiting and internal growth to continue expanding our market share in this segment over the next several years. Since 2007, our plan has been to marry the more stable and recurring revenue and cash flows of the independent broker-dealer business with Ladenburg’s traditional investment banking, capital markets, institutional, sales and trading and related businesses. Ladenburg’s traditional businesses are generally more volatile and subject to the cycles of the capital markets than our independent broker-dealer subsidiaries, but historically have enjoyed strong operating margins in good market conditions. Our goal has been to build sufficient scale in our independent brokerage business, with the accompanying more steady cash flows it can produce, so regardless of capital market conditions, we as a firm can generate significant operating cash to create value for our shareholders.

The appealing growth profile of the independent brokerage and advisory business has been a key factor in setting our strategic path. The independent brokerage channel has expanded significantly over the past decade, driven in large part by demographic trends, including the graying of America, the retirement of the baby boomer generation and the rollover of retirement assets from corporate 401(k) and other pension plans to individual IRA accounts. The increasing responsibility of individuals to plan for their own retirement has created demand for the financial advice provided by financial advisors in the independent channel, who are not tied to a particular firm’s proprietary products. These developments have been occurring against a backdrop of the steady migration of client assets and advisors from the wirehouse, insurance and bank channels to the independent channel.

We operate each of our independent broker-dealers separately under their own management teams, which reflects our recognition that each firm has its own unique culture and strengths. We believe this is an important part of the glue that helps bind the advisors to the firm. At the same time, we have taken advantage of the scale we have created across the multiple firms by spreading costs in areas that are not directly visible to the advisors and their clients, such as technology, accounting and other back office functions. We believe the Securities America acquisition provided opportunities that add value to our existing businesses. We offer Securities America’s industry best practice development and coaching tools to our other advisors, while at a firm-wide level we have benefitted from adding its management expertise and systems. In turn, Securities America’s advisors have gained additional resources to enhance their practices, including access to Ladenburg’s proprietary research, investment banking and capital markets services, fixed income trading and syndicate product, Premier Trust’s trust services and LTAM’s wealth management solutions.

Ladenburg is a full service broker-dealer that has been a member of the New York Stock Exchange (“NYSE”) since 1879. It provides its services principally for middle market and emerging growth companies and high net worth individuals through a coordinated effort among corporate finance, capital markets, asset management, brokerage and trading professionals.

LTAM is a registered investment advisor. LTAM offers various asset management products utilized by Ladenburg clients as well as clients of our independent financial advisors.

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Premier Trust, a Nevada trust company, provides trust administration of personal and retirement accounts, estate and financial planning, wealth management and custody services. We acquired Premier Trust in September 2010 to provide our network of independent financial advisors with access to a broad array of trust services. This was another important strategic step in our efforts to meaningfully differentiate our independent broker-dealer platform by the breadth of the products and services we offer to our advisors.

Each of Ladenburg, Securities America, Investacorp and Triad is subject to regulation by, among others, the SEC, the Financial Industry Regulatory Authority (“FINRA”) and the Municipal Securities Rulemaking Board, and is a member of the Securities Investor Protection Corporation. Securities America is also subject to regulation by the Commodities Futures Trading Commission and the National Futures Association. Premier Trust is subject to regulation by the Nevada Department of Business and Industry Financial Institutions Division.

We continue to explore opportunities to grow our businesses, including through potential acquisitions of other securities and investment banking firms, both domestically and internationally. These acquisitions may involve payments of material amounts of cash, the incurrence of material amounts of debt, which may increase our leverage, or the issuance of significant amounts of our equity securities, which may be dilutive to our existing shareholders. We cannot assure you that we will be able to complete any such potential acquisitions on acceptable terms or at all or, if we do, that any acquired business will be profitable. We also may not be able to integrate successfully acquired businesses into our existing business and operations.

Corporate History

We were incorporated under the laws of the State of Florida in February 1996. Our principal executive offices are located at 4400 Biscayne Boulevard, 12th Floor, Miami, Florida 33137. Our telephone number is (212) 409-2000.

The Offering

Under this prospectus, we may offer and sell to the public in one or more series or issuances of common stock, preferred stock, depository shares, debt securities, warrants, rights, purchase contracts and units with an aggregate offering price not to exceed $400,000,000.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider all risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the factors discussed under the heading “Risk Factors” in our most recent annual report on Form 10-K and each subsequently filed quarterly report on Form 10-Q, which may be amended, supplemented or superseded from time to time by the other reports we file with the SEC in the future. See “Where You Can Find More Information.” The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations and financial condition. If any of these risks actually occurs, our business, results of operations and financial condition could be materially and adversely affected, which could cause the trading price of our securities to decline, and you could lose all or a part of your investment in our securities.

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RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges, our ratio of earnings to combined fixed charges and preferred stock dividends, and the amount of deficiency for periods in which such ratios indicate less than one-to-one coverage, for each of the periods presented.

	Nine Months Ended September 30, 2013	Year Ended December 31,
		2012	2011	2010	2009	2008
Ratio of Earnings to Fixed Charges	(1)	(1)	(1)	(1)	(1)	(1)
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	(1)	(1), (2)	(1), (2)	(1), (2)	(1), (2)	(1), (2)

(1)	For the nine months ended September 30, 2013 and the years ended December 31, 2012, 2011, 2010, 2009 and 2008, we had an earnings to fixed charges coverage deficiency of approximately $1.3 million, $14.9 million, $12.3 million, $10.1 million, $17.6 million and $19.2 million, respectively. For the nine months ended September 30, 2013, we had an earnings to combined fixed charges and preferred stock dividends coverage deficiency of approximately $7.8 million.

(2)	There was no preferred stock outstanding for the years ended December 31, 2012, 2011, 2010, 2009 and 2008. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends was identical to the ratio of earnings to fixed charges for each period.

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USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we intend to use the net proceeds from the sales of the securities registered hereby for general corporate purposes, including, among other things, working capital, financing of possible acquisitions or business expansion, and refinancing or repayment of existing debt obligations.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

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DESCRIPTION OF CAPITAL STOCK

General

The following describes the material rights of our capital stock, provisions of our articles of incorporation, as amended, referred to as our “articles of incorporation,” and our amended and restated bylaws, referred to as our “bylaws,” and certain provisions of applicable Florida law. The following is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of our articles of incorporation, bylaws, any articles of amendment to our articles of incorporation, and such applicable provisions of Florida law. Our articles of incorporation and bylaws are incorporated by reference in this prospectus. Please see the section titled “Where You Can Find More Information” and “Information We Incorporate by Reference.”

Authorized and Issued Capital Stock

Our articles of incorporation provide that the total number of shares of all capital stock which we have the authority to issue is 625,000,000 shares, par value $0.0001 per share, consisting of 600,000,000 shares of common stock and 25,000,000 shares of preferred stock. Our board of directors has designated 8,290,000 shares of preferred stock as Series A Preferred Stock. Our board of directors may designate any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock.

As of December 4, 2013, 180,463,430 shares of our common stock and 6,090,852 shares of our Series A Preferred Stock were issued and outstanding.

Common Stock

Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends as may be declared from time to time by our board of directors out of legally available assets, payable in cash, in property or in shares of our common stock. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any amounts due to the holders of preferred stock. Holders of our common stock have no preemptive or conversion rights. Holders of our common stock may not cumulate their votes in the election of our directors. No redemption or sinking fund provisions apply to our common stock. All of our outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Our articles of incorporation authorize our board of directors, without shareholder approval, to designate and issue up to 25,000,000 shares of “blank check” preferred stock in one or more series and to fix the rights and preferences, granted to or imposed upon each such series of preferred stock, including, but not limited to, voting rights, dividend rights, conversion rights, terms of redemption, liquidation preference, sinking fund terms, rights and the number of shares constituting any series or the designation of a series. Any such series of preferred stock that we may issue in the future could have rights that adversely affect the relative voting power of the holders of common stock and reduce the likelihood that such holders will receive dividend payments or payments upon liquidation. Any such future issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock or even the ability to issue preferred stock could also have the effect of delaying, deterring or preventing a change of control or other corporate action.

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The preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of our outstanding series of preferred stock are, and of each additional series of preferred stock, when and if issued in the future will be, fixed by the articles of amendment to our articles of incorporation. All shares of preferred stock offered hereby will, when issued, be fully paid and non-assessable and, unless otherwise stated in a prospectus supplement relating to the series of preferred stock being offered, will not have any preemptive or similar rights. We will set forth in a prospectus supplement relating to the class or series of preferred stock being offered the specific terms of each series of our preferred stock, including the price at which the preferred stock may be purchased, the number of shares of preferred stock offered, and the terms, if any, on which the preferred stock may be convertible into common stock or exchangeable for other securities.

Anti-Takeover Effects of Florida Law and Our Articles of Incorporation and Bylaws

We have elected not be governed by the Anti-Takeover sections of the Florida Business Corporation Act. Because of this election, we will not be subject to the provisions of Florida law which provide that certain transactions between a company and an "interested shareholder" or any affiliate of the "interested shareholder" be approved by two-thirds of the company's outstanding shares. An "interested shareholder" as defined in Section 607.0901 of the Florida Business Corporation Act is any person who is the beneficial owner of more than 10% of the outstanding shares of the company who is entitled to vote generally in the election of directors. Also, because of our election not to be governed by the Florida Anti-Takeover sections, we will not have the alleged assistance against unfriendly take-over attempts purportedly provided by that statute.

Notwithstanding the foregoing, certain provisions of our articles of incorporation and our bylaws may have the effect of delaying, deterring or preventing a future takeover or change in control of our company unless such takeover or change in control is approved by our board of directors. A shareholder might consider an attempt to effect such a takeover or a change in control to be in its best interest, including those attempts that might result in a premium over the then market price for the shares.

These provisions include:

Special Meetings of Shareholders

Our bylaws provide that, except as otherwise required by law, special meetings of our shareholders can be called only by the chairman of our board of directors or president, our board of directors, or one or more shareholders holding shares having at least 10% of the combined voting power of our outstanding capital stock entitled to vote at a meeting. Except as provided above, shareholders will not be permitted to call a special meeting or to require our board of directors to call a special meeting.

Undesignated Preferred Stock

Our articles of incorporation confer on our board of directors the power to authorize the issuance of up to 25,000,000 shares of undesignated or “blank check” preferred stock, which will make it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could deter hostile takeovers or delay or prevent changes in the control or the management of our company.

Shareholder Action by Written Consent

Our bylaws provide that any action which our shareholders may take at a shareholders’ meeting can be taken by written consent in lieu of a meeting.

Transfer Agent and Registrar

American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

Listing

Our common stock and Series A Preferred Stock are currently traded on the NYSE MKT under the symbols “LTS” and “LTS PrA,” respectively.

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DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares, representing fractions of our preferred shares, sets forth certain general terms that may apply to the depositary shares that we may offer under this prospectus. The specific terms of the depositary shares and the related deposit agreement and depositary receipts will be described in the applicable prospectus supplement relating to those depositary shares. If we offer depositary shares, we will file forms of the applicable deposit agreement and the depositary receipts as exhibits to the registration statement of which this prospectus is a part or as exhibits to one or more reports that we file with the SEC that are incorporated by reference therein. The specific terms of the depositary shares and the related deposit agreement and depositary receipts as described in the applicable prospectus supplement will supplement and, if applicable, modify or replace the general terms described in this prospectus.

General

We may offer fractional preferred shares, rather than full preferred shares. If we elect to do so, we will issue depositary receipts for depositary shares, each of which will represent an interest of a share of a particular series of preferred shares, as specified in the applicable prospectus supplement.  We will deposit with a depositary (the “preferred stock depositary”) preferred shares of each series represented by depositary shares and enter into a deposit agreement with the preferred stock depositary and holders from time to time of the depositary receipts issued by the preferred stock depositary, which evidence the depositary shares.  Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to such holder's fractional interest in the preferred shares, to all the rights and preferences of the series of the preferred shares represented by the depositary shares (including dividend, voting, conversion, redemption and liquidation rights).  The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be issued to those persons purchasing the fractional preferred shares in accordance with the terms of the deposit agreement, as described in the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred shares underlying the depositary shares to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders.  The relevant record date for depositary shares will be the same date as the record date for the underlying preferred shares.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion to the respective numbers of depositary receipts owned by such holders. If the preferred stock depositary determines that it is not feasible to make such distribution, the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary receipts.

If we offer to the holders of a series of preferred shares represented by the depositary shares any rights, preferences or privileges to subscribe for or purchase any securities, or any other rights, preferences or privileges, the preferred stock depositary will make such rights, preferences or privileges available to the record holders of depositary shares either by the issue of warrants representing such rights, preferences or privileges or by such other method as approved by the preferred stock depositary and us. If the preferred stock depositary determines that such action is not lawful or feasible or if it is instructed by a holder that such holder does not want to exercise such rights, preferences or privileges, it may (with our approval in any case when the preferred stock depositary has determined that it is not feasible to make such rights, preferences or privileges available) sell such rights, preferences or privileges and distribute the net proceeds from such sale to the holders of depositary shares entitled to such proceeds.

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Withdrawal

Preferred shares represented by depositary shares may be withdrawn from the depositary arrangement upon surrender of depositary receipts at the principal office of the preferred stock depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement. Subject to the terms of the deposit agreement, the holder of depositary receipts will receive the appropriate number of preferred shares and any money or property represented by such depositary shares. Only whole preferred shares may be withdrawn; therefore, if a holder holds a number of depositary shares representing any fraction of a preferred share in excess of the whole number of preferred shares to be withdrawn, the preferred stock depositary will deliver along with the withdrawn preferred shares a new depositary receipt evidencing such fractional share. Except as described in the deposit agreement, holders of withdrawn preferred shares will not be entitled to redeposit such preferred shares or to receive depositary shares for such preferred shares.

Redemption

If we redeem preferred shares held by the preferred stock depositary, the preferred stock depositary will concurrently redeem the number of depositary shares representing the preferred shares so redeemed (provided that we have paid the applicable redemption price for the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends to the date fixed for redemption).  The redemption price per depositary share will be equal to the corresponding proportion of the redemption price payable with respect to the preferred shares.  If fewer than all the outstanding depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata (as nearly as may be practicable without creating fractional depositary shares), pursuant to the preferred stock depositary’s customary practices, or as otherwise determined by us.

Voting

Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts.  Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by the holder's depositary shares.  The preferred stock depositary will vote the amount of preferred shares represented by the depositary shares in accordance with the holder's instructions, and we will agree to take all reasonable action necessary to enable the preferred stock depositary to vote such shares.  The preferred stock depositary will abstain from voting the amount of preferred shares represented by the depositary shares for which it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares.

Liquidation Preference

If we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of depositary receipts will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares, as set forth in the applicable prospectus supplement.

Upon any change in par value or liquidation preference, split-up, combination or any other reclassification of the series of preferred shares represented by the depositary shares, or upon any recapitalization, reorganization, merger or consolidation affecting us or to which we are a party, the preferred stock depositary may in its discretion, with our approval (not to be unreasonably withheld) and instructions, and in such manner as the preferred stock depositary may deem equitable, treat any securities which are received by the preferred stock depositary in exchange for or upon conversion or in respect of such preferred shares as new deposited securities received in exchange for or upon conversion or in respect of such preferred shares and may make such adjustments in the fraction of an interest represented by one depositary share in one such preferred share as may be necessary to fully reflect the effects of such change.

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With our approval, the preferred stock depositary may execute and deliver additional depositary receipts, or may call for the surrender of all outstanding depositary receipts to be exchanged for new depositary receipts specifically describing such new deposited securities.

Amendment and Termination

We may amend the form of depositary receipt and any provision of the deposit agreement at any time by agreement between us and the preferred stock depositary.  However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless the holders of at least two-thirds of the depositary shares evidenced by the depositary receipts then outstanding approve the amendment.  No amendment will impair the right, subject to the exceptions set forth in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented by the depositary receipt, except in order to comply with law.  Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the receipt, to consent and agree to the amendment and to be bound by the deposit agreement as amended.

We may terminate the deposit agreement upon not less than 30 days' prior written notice to the preferred stock depositary if a majority of each series of preferred shares affected by the termination consents to the termination.  Upon termination, the preferred stock depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole and/or fractional preferred shares represented by the depositary shares evidenced by the depositary receipts together with any other property held by the preferred stock depositary with respect to the depositary receipt.

In addition, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed;

•	there has been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing the preferred shares; or

•	each related preferred share has been converted into our common shares or other securities which are not represented by depositary shares.

Charges of Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement.  In addition, we will pay the fees and charges of the preferred stock depositary in connection with the initial deposit of the preferred shares, the initial issuance of the depositary shares, any redemption of the preferred shares and all withdrawals of preferred shares by owners of depositary shares.  All other transfer and other taxes and governmental charges will be at the expense of the holders of depositary receipts. Holders of depositary receipts will also pay the charges and expenses of the preferred stock depositary for any duties requested by the holders to be performed which are outside of those expressly provided for in the deposit agreement.  If those charges, expenses and taxes have not been paid, the preferred stock depositary may refuse to transfer depositary shares or withdraw any preferred shares, withhold dividends and distributions and sell the preferred shares or other property represented by the depositary shares evidenced by the depositary receipts.

Resignation and Removal of Preferred Stock Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the preferred stock depositary.  Any such resignation or removal will take effect upon our appointment of a successor preferred stock depositary.  We must appoint a successor preferred stock depositary within 60 days after delivery of the notice of resignation or removal, and any preferred stock depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

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Miscellaneous

The preferred stock depositary will forward to holders of depositary receipts any reports and communications that the preferred stock depositary receives from us relating to the preferred shares.  In addition, the preferred stock depositary will make such reports and communications available for inspection by holders of depositary receipts at the principal office of the preferred stock depositary, and at such other places as it may from time to time deem advisable.

We will not be liable, nor will the preferred stock depositary be liable, if we are prevented from or delayed, by law or any circumstances beyond our control, in performing our obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performing our duties in good faith and without negligence (only in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct.  We will not be obligated, nor will the preferred stock depositary be obligated, to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented by depositary shares unless satisfactory indemnity is furnished.  We may rely, and the preferred stock depositary may rely, on written advice of counsel or accountants, or information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents reasonably believed to be genuine and signed or presented by a proper party.

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DESCRIPTION OF DEBT SECURITIES

The following describes the material terms and provisions of the debt securities to which any applicable prospectus supplement may relate. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. In this description of the debt securities, the words “the Company”, “we,” “us” or “our” refer only to Ladenburg Thalmann Financial Services Inc. and not to any subsidiary.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations. Because we are a holding company, our right, and accordingly, the right of our creditors and shareholders, including the holders of the securities offered by this prospectus and any prospectus supplement, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent that our claims as a creditor of the subsidiary may be recognized.

The debt securities will be issued under an indenture between us and a trustee that we will select, and the form of the indenture, referred to as the indenture, has been filed as an exhibit to the registration statement of which this prospectus forms part. The following description summarizes the material provisions of the indenture and the debt securities and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the indenture, including the definitions of specified terms used in the indenture and the debt securities. Wherever we refer to particular articles, sections or defined terms of the indenture, it is intended that those articles, sections or defined terms will be incorporated herein by reference, and the statement in connection with which reference is made is qualified in its entirety by the article, section or defined term in the indenture.

General

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officer’s certificate or a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet), including the following terms, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	the aggregate principal amount of the debt securities being offered and any limit on the aggregate principal amount of such series of debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the dates from which interest will accrue, the interest payment dates and the record dates for the interest payments;

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•	the place or places where principal of, and any interest on, the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	any mandatory or optional redemption terms;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates, if any, on which, and the price or prices at which, we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of such repurchase obligations;

•	the denominations in which the debt securities will be issued;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of the principal of, and any interest on, the debt securities will be made;

•	if payments of principal of, any interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

•	the manner in which the amounts of payment of principal of, or any interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents appointed with respect to the debt securities;

•	the provisions, if any, relating to conversion or exchange of any series of debt securities, including if applicable, the conversion or exchange price and period, the securities or other property into which the debt securities will be convertible, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such series of debt securities are redeemed; and

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•	any other terms of the series of debt securities that may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon maturity or a declaration of acceleration of their maturity following an event of default pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Redemption and Repayment

The debt securities may be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement. Subject to such terms, we may opt at any time to partially or entirely redeem the debt securities. If there are any provisions regarding redemption or repayment applicable to the debt securities that we offer, we will describe them in the applicable prospectus supplement.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may be held, resold or canceled at our or their discretion.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the depositary, or a nominee of the depositary (we will refer to any such debt security as a “global debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificate as a “certificated debt security”), as set forth in the applicable prospectus supplement. Except as set forth below, global debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Beneficial interests in global debt securities will not be issuable in certificated form unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for such global debt security or has ceased to be qualified to act as such as required by the indenture and we fail to appoint a successor depositary within 90 days of such event, (ii) we determine, in our sole discretion, not to have such securities represented by one or more global securities or (iii) any other circumstances shall exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement. Unless and until a global debt security is exchanged for certificated debt securities under the limited circumstances described in the previous sentence, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

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Certain Covenants

Reports

We will deliver to the trustee, within 15 days after we are required to file same with the SEC, copies of our annual reports and the information, documents and other reports that we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act of 1939, as amended (the “TIA”).

Additional Covenants

We will set forth in the applicable prospectus supplement any additional covenants applicable to any issue of debt securities.

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in the prospectus supplement, we may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any person (a “successor person”) unless:

•	We are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no default or event of default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any interest upon any debt security of that series when it becomes due and payable, and continue to not pay for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	we fail to pay principal of any security of that series at its maturity;

•	we fail to comply with any other covenant in the debt securities or the indenture (other than defaults described above or defaults relating to a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

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•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries; and

•	any other event of default provided with respect to a series of debt securities or subsidiaries that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an event of default with respect to any series of debt securities at the time outstanding occurs and is continuing (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization), then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities.

At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such acceleration and its consequences if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the proceedings in respect of such event of default in its own name as trustee under the indenture;

•	such holder or holders have offered to the trustee indemnity or security satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by the trustee in compliance with such request;

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•	the trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series.

These limitations do not apply, however, to a suit instituted for payment or redemption on debt securities of any series on or after the due dates expressed in the debt securities.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture from our principal executive officer, principal financial officer or principal accounting officer. If a default or event of default occurs and is continuing with respect to the debt securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or event of default within 60 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or event of default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend or supplement the indenture or the debt securities of one or more series without the consent of any holder of any debt security:

•	to add guarantees with respect to debt securities of a series or secure debt securities of a series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of any series of debt securities;

•	to comply with the applicable procedures of the applicable depositary;

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to make any change that does not materially adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the TIA; and

•	for certain other reasons set forth in any prospectus supplement.

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We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of, or change the fixed maturity of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or any interest on, any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and any interest on, those debt securities and to institute suit for the enforcement of any such payment;

•	make any change to certain provisions of the indenture relating to waivers or amendments; or

•	waive a redemption payment with respect to any debt security, provided that such redemption is made at our option.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, by written notice to the trustee, waive our compliance with provisions of the indenture or the debt securities with respect to such series. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Satisfaction and Discharge; Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Satisfaction and Discharge. We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we irrevocably deposit with the trustee enough cash to pay all principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

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This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law).

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the TIA limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the TIA, it must eliminate such conflict or resign.

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The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

23

DESCRIPTION OF WARRANTS

The following describes the terms of warrants that we may offer from time to time in one or more series. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants. The following description of the warrants and any description of the warrants in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, the underlying warrant agreement, which we will file with the SEC at or prior to the time of the sale of the warrants. You should refer to, and read this summary together with, the warrant agreement and the applicable prospectus supplement to review the terms of a particular series of warrants. You can obtain copies of any form of warrant agreement or other agreement pursuant to which the warrants are issued by following the directions described under the caption “Where You Can Find More Information.”

We may issue warrants for the purchase of debt securities, common stock or preferred stock or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement, and warrants may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. In addition, each series of warrants issued, if any, will be evidenced by a warrant certificate(s) issued under the applicable warrant agreement. Forms of warrant certificates and warrant agreements containing the terms of the warrants being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•	the designation and terms of any series of debt securities with which the warrants are being offered, including whether such debt securities are guaranteed, and the number of warrants offered with each such debt security;

•	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

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If warrants for the purchase of shares of common stock or preferred stock are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the total number of shares that can be purchased if a holder of the warrants exercises them;

•	the number of warrants being offered with each share of common stock;

•	the date on and after which the holder of the warrants can transfer them separately from the related shares of common stock or preferred stock;

•	the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which those shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of shares of common stock or preferred stock will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the respective underlying securities purchasable upon exercise of the warrants.

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DESCRIPTION OF RIGHTS

The following description summarizes only the general features of the rights that we may offer from time to time under this prospectus. The specific terms of a series of rights will be described in the applicable prospectus supplement relating to that series of rights along with any general provisions applicable to that series of rights. We may issue rights to our shareholders to purchase shares of our common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The following description of the rights and any description of the rights in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, the underlying rights agreement, which we will file with the SEC at or prior to the time of the sale of the rights. You should refer to, and read this summary together with, the rights agreement and the applicable prospectus supplement to review the terms of a particular series of rights. You can obtain copies of any form of rights agreement or other agreement pursuant to which the rights are issued by following the directions described under the caption “Where You Can Find More Information.” The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the exercise price for the rights;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

•	the number of rights issued to each shareholder and the number of rights outstanding, if any;

•	the extent to which the rights are transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

•	anti-dilution provisions of the rights, if any; and

•	any other material terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than existing shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

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DESCRIPTION OF PURCHASE CONTRACTS

The following description summarizes the general features of the purchase contracts that we may offer from time to time under this prospectus. The specific terms of particular purchase contracts will be described in the applicable prospectus supplement relating to that particular series of purchase contracts along with any general provisions applicable to such purchase contracts. The following description of the purchase contracts and any description of the purchase contracts in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, the actual form of purchase contract, which we will file with the SEC at or prior to the time of the sale of the purchase contracts. You should refer to, and read this summary together with the applicable purchase contract and the applicable prospectus supplement to review the terms of a particular series of purchase contracts. You can obtain copies of any form of purchase contract by following the directions described under the caption “Where You Can Find More Information.”

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.

If we offer any purchase contracts, the material terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•	whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities or securities of an unaffiliated entity, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•	any provisions relating to any security provided for the purchase contracts;

•	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	a discussion of certain United States federal income tax considerations applicable to the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

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DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, each unit will entitle the holder thereof to the rights and obligations of a holder of each security included in such unit. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we offer units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, including Ladenburg Thalmann & Co. Inc., one of our broker-dealer subsidiaries, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices (including in “at-the-market” offerings in accordance with Rule 415(a)(4));

•	at negotiated prices; or

•	through a rights offering, forward contracts or similar arrangements.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The securities offered under this prospectus may or may not be listed on a national securities exchange. The securities being offered under this prospectus, other than our common stock, will be new issues of securities with no established trading market, unless otherwise specified in the applicable prospectus supplement. It has not presently been established whether the underwriters, if any, as identified in a prospectus supplement, will make a market in the securities. If the underwriters make a market in the securities, the market making may be discontinued at any time without notice. We cannot provide any assurance as to the liquidity of the trading market for the securities.

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To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

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LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus and any supplement hereto will be passed upon for us by Akerman LLP, One Southeast Third Avenue, 25th Floor, Miami, Florida 33131, or such other counsel identified in any applicable prospectus supplement. Counsel for any underwriter or agents will be noted in the applicable prospectus supplement.

EXPERTS

The consolidated balance sheets of Ladenburg Thalmann Financial Services Inc. as of December 31, 2012 and 2011 and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2012 have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, which reports (1) express an unqualified opinion on the financial statements, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting. Such financial statements have been incorporated herein by reference in reliance on the reports of such firm given upon their authority as experts in accounting and auditing.

The audited historical consolidated financial statements of Securities America Financial Corporation and subsidiaries included in Ladenburg Thalmann Financial Services Inc.’s Current Report on Form 8-K/A dated January 20, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

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PROSPECTUS

LADENBURG THALMANN FINANCIAL SERVICES INC.

$400,000,000

Common stock
Preferred stock

Depositary Shares
Debt Securities
Warrants
Rights
Purchase contracts
Units

_______________, 2013

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any of the sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or our affairs have not changed since the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses payable by us in connection with the distribution of the securities being registered are as follows (all amounts are estimates, except for the SEC registration fee):

SEC registration fee		$51,520
Listing fees and expenses		*
Trustee’s fees and expenses		*
Transfer agent and registrar fees		*
Printing expenses		*
Accounting fees and expenses		*
Rating agency fees		*
Legal fees and expenses		*
Miscellaneous expenses		*
TOTAL	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We are incorporated in the State of Florida and subject to the Florida Business Corporation Act, or the Florida Act. Section 607.0831 of the Florida Act provides that a director is not personally liable for monetary damages to a corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (c) a circumstance under which the liability provisions of Section 607.0834 of the Florida Act are applicable, (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct, or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.

Under Section 607.0850 of the Florida Act, a corporation has the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, has reasonable cause to believe that his or her conduct was unlawful.

Also, under Section 607.0850 of the Florida Act, a corporation has the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

In addition, under Section 607.0850 of the Florida Act, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any proceeding described above, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

The indemnification and advancement of expenses provided pursuant to Section 607.0850 of the Florida Act are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the above liability provisions of Section 607.0834 of the Florida Act (relating to unlawful distributions) are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 607.0850 of the Florida Act also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 607.0850. We currently maintain such liability insurance for each of our directors and officers.

Article XI of our articles of incorporation, as amended, and Article VII of our amended and restated bylaws provide for indemnification of, and advancement of expenses to, our directors and officers to the fullest extent permitted by law, as now in effect or later amended.

Also, we have entered into indemnification agreements with all of our directors and executive officers whereby we have agreed to indemnify, and advance expenses to, such persons to the fullest extent permitted by applicable law. Each indemnification agreement continues until, and terminates upon the later of, (i) ten years after the date that the particular indemnified person ceases to serve as one of our directors or officers or (ii) the final termination of all pending proceedings in respect of which such director or executive officer is granted rights of indemnification or advancement of expenses or any proceeding commenced by such indemnified person.

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Item 16. EXHIBITS

Exhibit Number	Description	Incorporated By Reference from Document	No in Document

1.1	Form of Underwriting Agreement.*
3.1	Articles of Incorporation	A	3.1
3.2	Articles of Amendment to Articles of Incorporation dated August 24, 1999	B	3.2
3.3	Articles of Amendment to Articles of Incorporation, dated April 3, 2006	C	3.1
3.4	Articles of Amendment to Articles of Incorporation, dated May 9, 2013	D	3.1
3.5	Articles of Amendment to Articles of Incorporation, dated May 21, 2013, designating 5,290,000 shares of Ladenburg Thalmann Financial Services Inc.'s 8.00% Series A Cumulative Redeemable Preferred Stock	E	3.6
3.6	Articles of Amendment to Articles of Incorporation, dated June 20, 2013, designating 3,000,000 additional shares of Ladenburg Thalmann Financial Services Inc.'s 8.00% of Series A Cumulative Redeemable Preferred Stock	F	3.1
3.7	Amended and Restated Bylaws	G	3.2
4.1	Form of Common Stock Certificate	A	4.1
4.2	Specimen 8.00% Series A Cumulative Redeemable Preferred Stock Certificate	E	4.1
4.3	Form of Articles of Amendment to Articles of Incorporation Establishing a Series of Preferred Stock*
4.4	Form of Preferred Stock Certificate*
4.5	Form of Debt Indenture	H	4.8
4.6	Form of Debt Security*
4.7	Form of Deposit Agreement*
4.8	Form of Depositary Receipt*
4.9	Form of Warrant Agreement (including form of warrant certificate)*
4.10	Form of Rights Agreement (including form of rights certificate).*
4.11	Form of Purchase Contract*
4.12	Form of Unit Agreement*
5.1	Opinion of Akerman LLP**
12.1	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends**
23.1	Consent of EisnerAmper LLP**
23.2	Consent of PricewaterhouseCoopers LLP**

3

Exhibit Number	Description	Incorporated By Reference from Document	No in Document

23.3	Consent of Akerman LLP (included in Exhibit 5.1)**
24.1	Power of Attorney (included on signature page of this Registration Statement)**
25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 under the Indenture.***

*	To be filed by amendment or as an exhibit to a current report on Form 8-K and incorporated by reference herein

**	Filed herewith

***	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, if applicable.

A.	Registration Statement on Form SB-2 (File No. 333-31001), filed with the SEC on July 10, 1997.

B.	Annual report on Form 10-K, filed with the SEC on November 22, 1999.

C.	Quarterly report on Form 10-Q for the quarter ended June 30, 2006, filed with the SEC on July 27, 2006.

D.	Current Report on Form 8-K, filed with the SEC on May 15, 2013.

E.	Registration Statement on Form 8-A, filed with the SEC on May 24, 2013.

F.	Current Report on Form 8-K, filed with the SEC on June 25, 2013.

G.	Current report on Form 8-K, filed with the SEC on September 21, 2007.

H.	Registration Statement on Form S-3 (File No. 333-187322), filed with the SEC on March 18, 2013.

Item 17. UNDERTAKINGS

(a)          The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)          That, for purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)          The undersigned registrant hereby undertakes that:

(1)          For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)          For the purpose of determining any liability under the Securities Act of 1933, each post−effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)          The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the city of Miami, State of Florida on December 6, 2013.

LADENBURG THALMANN FINANCIAL SERVICES INC.

By:	/s/ Brett H. Kaufman
	Name:	Brett H. Kaufman
	Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard J. Lampen, Brian L. Heller and Brett H. Kaufman and each of them such person’s true and lawful attorney-in-fact and agent, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement or any registration statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or such person’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard J. Lampen	President, Chief Executive Officer and Director
Richard J. Lampen	(Principal Executive Officer)	December 6, 2013

/s/ Brett Kaufman	Senior Vice President and Chief Financial Officer
Brett Kaufman	(Principal Accounting and Financial Officer)	December 6, 2013

/s/ Henry C. Beinstein
Henry C. Beinstein	Director	December 6, 2013

/s/ Phillip Frost, M.D.
Phillip Frost, M.D.	Director	December 6, 2013

/s/ Brian S. Genson
Brian S. Genson	Director	December 6, 2013

/s/ Saul Gilinski
Saul Gilinski	Director	December 6, 2013

/s/ Dmitry Kolosov
Dmitry Kolosov	Director	December 6, 2013

Signature	Title	Date

/s/ Dr. Richard M. Krasno
Dr. Richard M. Krasno	Director	December 6, 2013

/s/ Howard M. Lorber
Howard M. Lorber	Director	December 6, 2013

/s/ Jeffrey S. Podell
Jeffrey S. Podell	Director	December 6, 2013

/s/ Richard J. Rosenstock
Richard J. Rosenstock	Director	December 6, 2013

/s/ Jaqueline M. Simkin
Jacqueline M. Simkin	Director	December 6, 2013

/s/ Mark Zeitchick
Mark Zeitchick	Director	December 6, 2013

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